UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Reported Event):
October 1, 2009 (September 30, 2009)
PEROT SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-14773	75-2230700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 West Plano Parkway
Plano, Texas 75075
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code:
(972) 577-0000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to Merger Agreement
     On September 30, 2009, Perot Systems Corporation, a Delaware corporation (the “Company”), entered into a First Amendment to Agreement and Plan of Merger (the “First Amendment”), by and among the Company, Dell Inc., a Delaware corporation (“Dell”), and DII - Holdings Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Dell (“Purchaser”). The First Amendment amends Section 1.1(d) of the Agreement and Plan of Merger, entered into on September 20, 2009 (the “Merger Agreement”), by and among the Company, Dell and Purchaser.
     Pursuant to the First Amendment, the tender offer (the “Offer”) to purchase all of the outstanding shares of Class A common stock, par value $0.01 per share, of the Company (the “Shares”), as described in the Merger Agreement, will remain open for least 21 business days instead of 20 business days.
     The foregoing description of the First Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.
Amended and Restated Tender and Voting Agreement
     On September 30, 2009, the Company, Dell, Purchaser and the Perot Family Trust (“Stockholder”) entered into an Amended and Restated Tender and Voting Agreement (the “Amended Tender Agreement”), pursuant to which Stockholder may elect to tender its Shares in the Offer or may hold its Shares and receive the same consideration per Share in connection with the merger described in the Merger Agreement.
     The foregoing description of the Amended Tender Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Amended Tender Agreement, a copy of which is filed as Exhibit 2.2 to this Form 8-K and incorporated herein by reference.
Additional Information
     The tender offer described in this Current Report on Form 8-K and the exhibits attached hereto has not yet commenced. The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s Class A common stock will be made only pursuant to a tender offer statement on Schedule TO, including an offer to purchase and other related materials, which Purchaser intends to file with the Securities and Exchange Commission. In addition, the Company intends to file with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. These materials will be sent free of charge to all stockholders of the Company. In addition, investors and the Company’s stockholders will be able to obtain free copies of these materials and other documents filed by the Company, Dell and Purchaser with the Securities and Exchange Commission at the website of the Securities and Exchange Commission at www.sec.gov. Investors and stockholders of the Company may also obtain free copies of the documents filed with the Securities and Exchange Commission by the Company at the Company’s website at www.perotsystems.com. The Company’s stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the Securities and Exchange Commission carefully and in their entirety prior to making any decisions with respect to the tender offer because they contain important information, including the terms and conditions of the tender offer.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In accordance with the terms of the Merger Agreement, on September 20, 2009, the Company’s Board of Directors authorized certain amendments to the Perot Systems Corporation 2001 Long-Term Incentive Plan (the “LTIP”) to simplify the definition of “Total Disability” under such plan to mean a mental or physical condition that results in an employee’s continued entitlement to disability benefits under the U.S. Social Security Act, subject to certain exclusions set forth in the LTIP, and to reflect that the occurrence of such Total Disability will result in the vesting acceleration of “Stock Awards” as defined in the LTIP (collectively, the “Plan Amendment”). The Company executed the Plan Amendment on September 30, 2009, to be effective as of September 20, 2009.
     The foregoing description of the Plan Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Plan Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

2.1	First Amendment, dated September 30, 2009, to the Agreement and Plan of Merger, dated September 20, 2009, by and among Perot Systems Corporation, Dell Inc. and DII - Holdings Inc.

2.2	Amended and Restated Tender and Voting Agreement, dated September 30, 2009, among Perot Systems Corporation, Dell Inc., DII - Holdings Inc. and the Perot Family Trust.

10.1	Plan Amendment, effective as of September 20, 2009, to the Perot Systems Corporation 2001 Long-Term Incentive Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2009	PEROT SYSTEMS CORPORATION
	By:	/s/ Rex C. Mills
Rex C. Mills
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	First Amendment, dated September 30, 2009, to the Agreement and Plan of Merger, dated September 20, 2009, by and among Perot Systems Corporation, Dell Inc. and DII - Holdings Inc.

2.2	Amended and Restated Tender and Voting Agreement, dated September 30, 2009, among Perot Systems Corporation, Dell Inc., DII - Holdings Inc. and the Perot Family Trust.

10.1	Plan Amendment, effective as of September 20, 2009, to the Perot Systems Corporation 2001 Long-Term Incentive Plan.